UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 4, 2012

TONIX PHARMACEUTICALS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-150419	26-1434750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

509 Madison Avenue, Suite 306, New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 980-9155

Copy of correspondence to:

Marc J. Ross, Esq.

Harvey Kesner, Esq.

James M. Turner, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, New York 10006

Tel: (212) 930-9700 Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement.

Item 3.02.       Unregistered Sales of Equity Securities.

On December 4, 2012, Tonix Pharmaceuticals Holding Corp. (the “Company”) issued an aggregate of 6,404,167 units (“Units”) to certain accredited investors (the “Purchasers”) for aggregate cash proceeds of $1,615,000, at a price per Unit of $0.40, and the exchange of $710,000 in previously issued convertible debentures (the “Prior Debentures”) of the Company that were converted into Units at a price of $0.30 per Unit (the “Financing”).

Each Unit consisted of one share of the Company’s common stock, $0.001 par value (the “Common Stock”), a Class A Warrant to purchase one share of Common Stock (the “Class A Warrants”), and a Class B Warrant to purchase one share of Common Stock (the “Class B Warrants” and together with the Class A Warrants, the “Warrants”).The Class A Warrants have an exercise price of $0.60 per share of Common Stock and will be exercisable for a period of five years from the date of issuance. The Class A Warrants may be exercised on a cashless basis under certain circumstances. The Class B Warrants have an exercise price of $0.40 per share of Common Stock and will be exercisable for a period of one year from the date of issuance.

Pursuant to the Warrants, no Purchaser may exercise such Purchaser’s Warrant if such exercise would result in the Purchaser beneficially owning in excess of 4.99% of the Company’s then issued and outstanding common stock. A Purchaser may, however, increase or decrease this limitation (but in no event exceed 9.99% of the number of shares of Common Stock issued and outstanding) by providing the Company with 61 days’ notice that such holder wishes to increase or decrease this limitation.

In connection with the Financing, the Company granted each Purchaser registration rights.  The Company is obligated to use its best efforts to cause a registration statement registering for resale the Common Stock included in the Units and the Common Stock underlying the Class A Warrants to be filed no later than 30 days from the date of termination of the Financing and must be declared effective no later than 120 days from the date of termination of the Financing.  Moreover, the Company will maintain the effectiveness of the registration statement from its effective date unless all securities registered under the registration statement have been sold or are otherwise able to be sold pursuant to Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”).  If we fail to comply with the registration statement filing or effective date requirements, we are required to pay the investors a fee equal to 1.0% of the Purchaser’s investment, for each 30-day period of delay, subject to a maximum payment of 10% to each Purchaser.

As of December 4, 2012, upon the issuance of the shares of Common Stock described herein, the Company has 40,682,599 shares of Common Stock issued and outstanding.

The Units sold in the private placement were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering. The investors are “accredited investors” as such term is defined in Regulation D promulgated under the Securities Act.   This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such securities contain a legend stating the same.

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Item 8.01.    Other Events.

On December 5, 2012, the Company issued the press release relating to the transactions discussed in Items 1.01 and 3.02 above. A copy of the press release that discusses these matters is filed as Exhibit 99.01 to, and incorporated by reference in, this report. The information in this Item 8.01 of this Current Report is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Item 8.01 of this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01.     Financial Statements and Exhibits.

(d)     Exhibits.

10.01	Form of Subscription Agreement, dated December 4, 2012.

10.02	Form of Class A Warrant.

10.03	Form of Class B Warrant.

10.04	Form of Registration Rights Agreement, dated December 4, 2012.

99.01	Press Release, issued by Tonix Pharmaceuticals Holding Corp. on January 23, 2012.

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SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TONIX PHARMACEUTICALS HOLDING CORP.

Date: December 5, 2012	By:	/s/ LELAND GERSHELL
Leland Gershell
Chief Financial Officer

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